Exhibit 99

AZTAR

News Release

FOR IMMEDIATE RELEASE

AZTAR REPORTS THIRD-QUARTER 2006 RESULTS

            PHOENIX, October 18, 2006 -- Aztar Corporation (NYSE: AZR) today reported financial results for its 2006 third quarter, including property EBITDA from continuing operations of $71.0 million, compared with $65.7 million in the year-earlier quarter.
            Third-quarter 2006 revenue was $234.0 million, compared with $234.3 million in the comparable 2005 quarter. Reported diluted net income per share was 60 cents in the 2006 third quarter, compared with diluted net income per share of 51 cents in the 2005 quarter. Adjusted diluted net income per share was 54 cents in the 2006 third quarter, which is after stock option compensation expense equivalent to one cent per share, compared with 51 cents in the 2005 third quarter.
Property EBITDA
            Property EBITDA in the 2006 third quarter includes construction accident related expenses of $1.0 million and insurance recoveries of $3.9 million, compared with expenses of $1.4 million and no insurance recoveries in the 2005 third quarter. Other income (expense) of $2.7 million consists of insurance recoveries for the rebuilding of the damaged portion of the Tropicana Atlantic City expansion after the construction accident that occurred on October 30, 2003, net of direct costs to obtain the recoveries, compared to $(0.3) million in the comparable 2005 quarter.
Discontinued Operations
            On May 19, 2006, the company announced it had signed a merger agreement with Wimar Tahoe Corporation d/b/a Columbia Entertainment, the gaming affiliate of Columbia Sussex Corporation. Results for Casino Aztar in Caruthersville, Missouri, are reported as discontinued operations, net of income taxes, reflecting our commitment to sell or close that property as part of the merger agreement.

Aztar Third Quarter Earnings Release
October 18, 2006                             Page 2

Year-to-Date Results
            Consolidated revenue was $677.2 million in the first three quarters of 2006, compared with $671.6 million in the first three quarters of 2005. Property EBITDA from continuing operations was $191.7 million in the 2006 period, compared with $175.5 million a year earlier. Year-to-date 2006 net loss was $39.6 million, equivalent to $1.14 per diluted share, compared with net income of $44.7 million, equivalent to $1.19 per diluted share, in the first three quarters of 2005.
            Prior to signing the Columbia Entertainment merger agreement, the company terminated its earlier merger agreement with Pinnacle Entertainment, Inc. and paid to Pinnacle a termination fee of $52.16 million and termination expenses of $25.84 million. The payment is not deductible for tax purposes. The payment to Pinnacle and certain other costs, consisting mainly of professional fees, are reported as merger-related expenses. Adjusted diluted net income per share was $1.26 in the first three quarters of 2006, which is after stock option compensation expense equivalent to five cents per share, compared with $1.18 in the comparable 2005 period.
Fiscal Year Change
            The company changed its fiscal year to the calendar year, effective December 31, 2005. The company previously used a 52/53 week fiscal year ending on the Thursday nearest December 31. The information in this release for the third quarter of 2006 reflects the company's results of operations for a 92-day period beginning July 1, 2006 and ending September 30, 2006. The third quarter of 2005 contained 91 days, beginning on July 1, 2005, and ending on September 29, 2005.
Status of Merger with Columbia Entertainment
            On October 17, 2006, Aztar shareholders approved the merger at a special meeting of Aztar shareholders. Our merger with Columbia Entertainment is subject to the satisfaction of customary closing conditions, including the receipt of necessary gaming approvals. Filings regarding approval of the transaction have been made by Columbia Entertainment in each of New Jersey, Nevada and Indiana. We understand that Columbia Entertainment also filed applications relating to its financing of the transaction in each of Louisiana and Mississippi; Mississippi authorities have approved the financing. The merger is presently expected to close in the fourth quarter of 2006.

Aztar Third Quarter Earnings Release
October 18, 2006                             Page 3

            In our merger agreement with Columbia Entertainment, we agreed to use commercially reasonable efforts to sell our Missouri property, commonly known as Casino Aztar Caruthersville. We signed an agreement with Fortunes Entertainment, LLC on August 17, 2006 under which Fortunes Entertainment will acquire the Caruthersville property. Approval of the sale by Missouri gaming authorities is required.
Conference Call
            Our third-quarter 2006 earnings conference call is scheduled to be broadcast live on the Internet beginning at 4:30 p.m. Eastern Time on Wednesday, October 18, 2006. Individuals may access the live audio webcast through our website at www.aztar.com. The call also will be available on replay through that website following the call.
Selected Results ($ in millions, except ADR, which is Average Daily Rate)

	Third Quarter		Year to Date
	2006	2005	2006	2005
	(unaudited)		(unaudited)

Tropicana Atlantic City
Revenue	$135.3	$137.7	$377.0	$372.1
EBITDA	$45.8	$41.4	$113.2	$93.4
Depreciation and amortization	$12.2	$11.1	$37.2	$32.7
Operating income	$33.6	$30.3	$76.0	$60.7

EBITDA margin	33.9%	30.1%	30.0%	25.1%
Operating income margin	24.8%	22.0%	20.2%	16.3%

Occupancy	94.9%	96.9%	92.9%	90.0%
ADR	$118.92	$113.33	$107.26	$98.26

Tropicana Las Vegas
Revenue	$40.8	$40.0	$121.3	$124.0
EBITDA	$9.6	$8.5	$27.3	$30.2
Depreciation and amortization	$1.3	$1.4	$4.0	$4.3
Operating income	$8.3	$7.1	$23.3	$25.9

EBITDA margin	23.5%	21.3%	22.5%	24.4%
Operating income margin	20.3%	17.8%	19.2%	20.9%

Occupancy	96.6%	98.1%	96.1%	98.5%
ADR	$75.08	$75.08	$85.05	$88.91

Aztar Third Quarter Earnings Release
October 18, 2006                             Page 4
Ramada Express Laughlin
Revenue		$22.7		$22.6		$74.7		$72.5
EBITDA		$5.3		$5.5		$20.3		$20.3
Depreciation and amortization		$1.8		$1.8		$5.6		$5.1
Operating income		$3.5		$3.7		$14.7		$15.2

EBITDA margin		23.3%		24.3%		27.2%		28.0%
Operating income margin		15.4%		16.4%		19.7%		21.0%

Occupancy		71.3%		68.9%		73.7%		73.4%
ADR		$36.74		$35.34		$36.34		$34.55

Casino Aztar Evansville
Revenue		$35.2		$34.0		$104.2		$103.0
EBITDA		$10.3		$10.3		$30.9		$31.6
Depreciation and amortization		$1.8		$1.7		$5.5		$5.4
Operating income		$8.5		$8.6		$25.4		$26.2

EBITDA margin		29.3%		30.3%		29.7%		30.7%
Operating income margin		24.1%		25.3%		24.4%		25.4%

Occupancy		94.2%		93.0%		90.9%		90.2%
ADR		$63.38		$63.29		$63.18		$63.64

Property
Revenue		$234.0		$234.3		$677.2		$671.6
EBITDA		$71.0		$65.7		$191.7		$175.5
Depreciation and amortization		$17.1		$16.0		$52.3		$47.5
Operating income		$53.9		$49.7		$139.4		$128.0

EBITDA margin		30.3%		28.0%		28.3%		26.1%
Operating income margin		23.0%		21.2%		20.6%		19.1%

Corporate
EBITDA	$	(5.7)	$	(3.8)	$	(97.4)	$	(17.0)
Depreciation and amortization		$0.0		$0.0		$0.0		$0.0
Tropicana Las Vegas capitalized development costs write-off		$0.0		$0.0		$26.0		$0.0
Operating income (loss)	$	(5.7)	$	(3.8)	$	(123.4)	$	(17.0)

Aztar Third Quarter Earnings Release
October 18, 2006                             Page 5
Consolidated
Revenue	$234.0	$234.3		$677.2	$671.6
EBITDA	$65.3	$61.9		$94.3	$158.5
Depreciation and amortization	$17.1	$16.0		$52.3	$47.5
Tropicana Las Vegas capitalized development costs write-off	$0.0	$0.0		$26.0	$0.0
Operating income	$48.2	$45.9		$16.0	$111.0
Income (loss) from continuing operations	$21.9	$18.8	$	(42.7)	$42.8

EBITDA margin	27.9%	26.4%		13.9%	23.6%
Operating income margin	20.6%	19.6%		2.4%	16.5%
Income (loss) from continuing operations margin	9.4%	8.0%		- 6.3%	6.4%

Margins

Margins are calculated as a percentage of revenue.
EBITDA Explanation and Reconciliation
EBITDA is net income (loss) before discontinued operations, income taxes, interest expense, interest income, other income (expense), Tropicana Las Vegas capitalized development costs write-off and depreciation and amortization. EBITDA should not be construed as a substitute for either operating income or net income (loss) as they are determined in accordance with generally accepted accounting principles (GAAP). Management uses EBITDA as a measure to compare operating results among our properties and between accounting periods. We manage cash and finance our operations at the corporate level. We manage the allocation of capital among properties at the corporate level. We also file a consolidated income tax return. Management accordingly believes EBITDA is useful as a measure of operating results at the property level because it reflects the results of operating decisions at that level separated from the effects of tax and financing decisions that are managed at the corporate level. We also use EBITDA as the primary operating performance measure in our bonus programs for executive officers. Management also believes that EBITDA is a commonly used measure of operating performance in the gaming industry and is an important basis for the valuation of gaming companies. Our calculation of EBITDA may not be comparable to similarly titled measures reported by other companies and, therefore, any such differences must be considered when comparing performance among different companies. While management

Aztar Third Quarter Earnings Release
October 18, 2006                             Page 6

believes EBITDA provides a useful perspective for some purposes, EBITDA has material limitations as an analytical tool. For example, among other things, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect the requirements for such replacements. Tropicana Las Vegas capitalized development costs write-off, other income (expense), interest expense, net of interest income, income taxes and discontinued operations are also not reflected in EBITDA. Therefore, management does not consider EBITDA in isolation, and it should not be considered as a substitute for measures determined in accordance with GAAP. A reconciliation of EBITDA with operating income and net income (loss) as determined in accordance with GAAP is shown below (in millions).

	Third Quarter			Year to Date
	2006	2005	2006	2005
	(unaudited)			(unaudited)
EBITDA
Tropicana Atlantic City	$45.8	$41.4	$113.2	$93.4
Tropicana Las Vegas	9.6	8.5	27.3	30.2
Ramada Express Laughlin	5.3	5.5	20.3	20.3
Casino Aztar Evansville	10.3	10.3	30.9	31.6
Property EBITDA	71.0	65.7	191.7	175.5
Corporate	(5.7)	(3.8)	(123.4)	(17.0)
Depreciation and amortization	(17.1)	(16.0)	(52.3)	(47.5)
Operating income	48.2	45.9	16.0	111.0
Other income (expense)	2.7	(0.3)	5.0	4.1
Interest income	0.4	0.5	1.3	1.0
Interest expense	(14.1)	(14.2)	(42.4)	(42.3)
Income taxes	(15.3)	(13.1)	(22.6)	(31.0)
Income (loss) from continuing operations	21.9	18.8	(42.7)	42.8
Discontinued operations, net of income taxes	1.4	0.6	3.1	1.9
Net income (loss)	$23.3	$19.4	$ (39.6)	$44.7

Aztar Third Quarter Earnings Release
October 18, 2006                             Page 7

Adjusted Diluted Earnings Per Share
	Third Quarter		Year to Date
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Net income (loss) per common share assuming dilution:
As reported	$.60	$.51	$(1.14)	$1.19
Adjustments:
Construction accident related expenses	..01	..03	..07	..04
Construction accident insurance recoveries	( .06)	--	(.19)	(.01)
Other income (expense)	( .04)	--	(.08)	(.06)
Merger related expenses	.03	--	2.18	--
Tropicana Las Vegas capitalized development costs write-off	--	--	..45	--
Nonrecurring income tax benefits	--	--	(.09)	--
Defined benefit plan settlement loss	--	--	--	..05
Guarantee fee	--	( .03)	--	( .03)
Effect of dilution on net loss	--	--	.06	--
As adjusted	$.54	$.51	$1.26	$1.18

Aztar is a publicly traded company that operates Tropicana Casino and Resort in Atlantic City, New Jersey, Tropicana Resort and Casino in Las Vegas, Nevada, Ramada Express Hotel and Casino in Laughlin, Nevada, Casino Aztar in Caruthersville, Missouri, and Casino Aztar in Evansville, Indiana.

Forward-Looking Information
This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The statements in this release that are not historical facts are forward-looking statements and may involve a number of risks and uncertainties. When used in this release, the terms "anticipate," "believe," "could," "continue," "estimate," "expect," "intend," "may," "objective," "plan," "possible," "potential," "pursue," "project," "will," "would" and similar expressions, or the negative formulation of these expressions, generally identify forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Generally, forward-looking

Aztar Third Quarter Earnings Release
October 18, 2006                             Page 8

statements express expectations for or about the future, rather than historical fact. Forward-looking statements are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such statements. In addition to the risk factors identified elsewhere, important factors that could cause actual results or events to differ materially from those contemplated by such statements include, without limitation:

  the financial performance of each of Aztar and Columbia Entertainment through the completion of the merger with Columbia Entertainment;
  the ability of Columbia Entertainment to obtain the acquisition financing pursuant to its financing commitment letter agreement;
  the timing (including any possible delays) and receipt of regulatory approvals from various federal and state governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental authorities may deny approval of the merger;
  the possibility that the merger agreement is terminated and the merger is not completed, resulting in disruptions to our business and, under certain circumstances, requiring us to pay to Columbia Entertainment a termination fee of $55,228,000 and to reimburse Columbia Entertainment for its fees and expenses incurred in connection with the merger up to a maximum of $27,360,000 and to reimburse Columbia Sussex Corporation the $78,000,000 that was paid to Pinnacle in connection with the termination of the Pinnacle merger agreement;
  the potential impact of the announcement of the merger, and the merger, on relations with customers, partners, suppliers, vendors and other third parties;
  the potential relative underperformance of the Tropicana Resort and Casino in Las Vegas, Nevada, due to our reduced efforts to engage in marketing of, and accepting reservations at, this property until the date of the merger agreement, in light of our previously contemplated redevelopment of the site;

  the potential inability of us or Columbia Entertainment to satisfy the closing conditions in the merger agreement;

Aztar Third Quarter Earnings Release
October 18, 2006                             Page 9

  legislative and regulatory matters, changes in government regulation, and regulatory action resulting from market conduct activity, including the potential (1) legalization of gaming in additional states, (2) tax increases in our states of operation or (3) proscription or prohibition of smoking in our gaming facilities in our states of operation;
  increased competition in our markets, including from the potential legalization of gaming in additional states;
  general business conditions, including competitive practices and changes in customer demand, and general economic conditions that impact the performance of our operations;
  the cyclical nature of the gaming and hospitality business;
  the effects of weather;
  those factors relating to terrorism and the uncertainty of war and fuel costs and other factors affecting discretionary consumer spending;
  adverse outcomes of legal proceedings and development of and changes in claims or litigation reserves, including those related to the extent and timing of our recoveries from our insurance carriers for our various losses suffered in connection with the accident on October 30, 2003 on the site of the Tropicana Casino and Resort in Atlantic City, New Jersey;
  reliance on key personnel; and
  other risks and uncertainties that may be referred to in our reports and other documents filed with the SEC from time to time.

Forward-looking statements made in this release express expectations only as of the date they are made. We do not undertake any obligation to update or revise such statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, except as required by applicable law.

Contact: Joe Cole, Aztar Corporation, 602-381-4111

Aztar Corporation and Subsidiaries
Consolidated Statements of Operations (unaudited)
For the periods ended September 30, 2006 and September 29, 2005
(in thousands, except per share data)
	Third Quarter		Nine Months
	2006	2005	2006	2005
Revenues
Casino	$175,150	$177,744	$510,268	$508,548
Rooms	28,559	26,997	81,817	80,223
Food and beverage	14,855	14,840	44,670	44,633
Other	15,400	14,673	40,405	38,164
	233,964	234,254	677,160	671,568
Costs and expenses
Casino	66,111	68,953	199,898	201,348
Rooms	12,752	12,538	37,010	36,232
Food and beverage	14,189	14,061	43,444	42,426
Other	7,456	7,626	22,088	22,535
Marketing	20,760	21,287	61,394	69,102
General and administrative	20,663	20,877	66,459	67,952
Utilities	7,767	7,628	19,617	19,712
Repairs and maintenance	7,026	6,879	20,963	19,887
Provision for doubtful accounts	913	636	1,991	1,343
Property taxes and insurance	10,275	8,506	27,740	24,381
Rent	2,465	1,949	7,203	5,972
Construction accident related	1,019	1,383	4,660	2,652
Construction accident insurance recoveries	(3,871)	--	(12,229)	(526)
Merger related	1,176	--	82,536	--
Depreciation and amortization	17,107	16,028	52,349	47,525
Tropicana Las Vegas capitalized development
costs write-off	--	--	26,021	--
	185,808	188,351	661,144	560,541

Operating income	48,156	45,903	16,016	111,027

Other income (expense)	2,712	(267)	4,954	4,161
Interest income	395	465	1,315	1,001
Interest expense	(14,106)	(14,256)	(42,389)	(42,324)

Income (loss) from continuing operations before
income taxes	37,157	31,845	(20,104)	73,865

Income taxes	(15,310)	(13,075)	(22,577)	(31,029)

Income (loss) from continuing operations	21,847	18,770	(42,681)	42,836
Discontinued operations, net of income taxes	1,416	613	3,051	1,911

Net income (loss)	$23,263	$19,383	$(39,630)	$44,747
	========	========	========	========
Earnings per common share assuming no dilution:
Income (loss) from continuing operations	$.58	$.52	$ (1.22)	$1.20
Discontinued operations, net of income taxes	.04	.02	.08	.05
Net income (loss)	$.62	$.54	$ (1.14)	$1.25

Earnings per common share assuming dilution:
Income (loss) from continuing operations	$.56	$.50	$ (1.22)	$1.14
Discontinued operations, net of income taxes	.04	.01	.08	.05
Net income (loss)	$.60	$.51	$ (1.14)	$1.19

Weighted-average common shares applicable to:
Earnings per common share assuming no dilution	36,483	35,642	36,172	35,190
Earnings per common share assuming dilution	38,084	37,351	36,172	37,065

Aztar Corporation and Subsidiaries
Consolidated Balance Sheets (unaudited)
 (in thousands, except share data)
	September 30, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$76,179	$86,361
Accounts receivable, net	24,761	26,469
Construction accident receivables	9,352	2,949
Refundable income taxes	--	1,288
Inventories	8,105	7,350
Prepaid expenses	19,003	13,394
Deferred income taxes	10,567	11,026
Total current assets	147,967	148,837
Assets held for sale	34,780	33,559
Investments	27,483	25,215
Property and equipment:
Buildings, riverboats and equipment, net	964,552	986,025
Land	207,513	207,514
Construction in progress	45,680	18,339
Leased under capital leases, net	86	9
	1,217,831	1,211,887
Intangible assets	33,228	33,331
Other assets	85,363	102,505
	$1,546,652	$1,555,334
	=========	=========
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accruals	$76,252	$91,369
Accrued payroll and employee benefits	25,261	25,765
Accrued interest payable	9,840	7,577
Accrued rent	231	760
Income taxes payable	9,573	--
Current portion of long-term debt	4,230	1,293
Current portion of other long-term liabilities	808	824
Merger termination fee reimbursement	78,000	--
Liabilities related to assets held for sale	1,894	2,495
Total current liabilities	206,089	130,083
Long-term debt	662,614	721,676
Other long-term liabilities	16,840	16,419
Deferred income taxes	42,443	46,006
Contingencies and commitments
Series B convertible preferred stock
(redemption value $23,580 and $15,107)	4,264	4,620
Shareholders' equity:
Common stock, $.01 par value (36,490,231 and
35,778,952 shares outstanding)	554	546
Paid-in capital	501,175	474,637
Retained earnings	332,715	373,897
Accumulated other comprehensive loss	(1,899)	(1,899)
Less: Treasury stock	(218,143)	(210,651)
Total shareholders' equity	614,402	636,530
	$1,546,652	$1,555,334
	=========	=========